Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2026 First Quarter Results
Total Revenues of $759.0M, up 17% Year Over Year
Subscription Services Revenues of $634.8M, up 19% Year Over Year

PLEASANTON, CA — May 28, 2025 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its first quarter ended April 30, 2025.
“I consider this our best first quarter ever. We executed with speed, quality, and innovation across all areas on short-term objectives and long-term initiatives aligned to our values and 2030 goals,” said CEO Peter Gassner. “Thanks to the Veeva team for your outstanding work and to our customers for your partnership.”
Fiscal 2026 First Quarter Results:
•Revenues: Total revenues for the first quarter were $759.0 million, up from $650.3 million one year ago, an increase of 17% year over year. Subscription services revenues for the first quarter were $634.8 million, up from $534.0 million one year ago, an increase of 19% year over year.
•Operating Income and Non-GAAP Operating Income:(1) First quarter operating income was $233.7 million, compared to $155.2 million one year ago, an increase of 51% year over year. Non-GAAP operating income for the first quarter was $349.9 million, compared to $260.9 million one year ago, an increase of 34% year over year.
•Net Income and Non-GAAP Net Income:(1) First quarter net income was $228.2 million, compared to $161.7 million one year ago, an increase of 41% year over year. Non-GAAP net income for the first quarter was $327.8 million, compared to $247.0 million one year ago, an increase of 33% year over year.
•Net Income per Share and Non-GAAP Net Income per Share:(1) For the first quarter, fully diluted net income per share was $1.37, compared to $0.98 one year ago, while non-GAAP fully diluted net income per share was $1.97, compared to $1.50 one year ago.
“Delivering results ahead of guidance for all metrics again demonstrates our focused execution and sizable market opportunity,” said CFO Brian Van Wagener. “We crossed our 2025 revenue run rate goal this quarter and are progressing well toward our 2030 goal to double that and the positive impact we can have for our customers and the industry.”

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

Recent Highlights:
•Veeva Surpasses $3 Billion Revenue Run Rate Goal – In the quarter, Veeva achieved its 2025 revenue run rate goal of $3 billion, a significant milestone reflecting the continued growth and innovation across its Commercial and R&D Solutions. Building on this foundation and the strong execution to start the year, the company is progressing well toward its 2030 goals to double revenue and the positive impact it can have for the industry.
•Veeva AI to Drive Productivity and Automation for the Life Sciences Industry – Veeva AI, a major new initiative, will embed artificial intelligence capabilities into Veeva applications and Veeva Vault Platform across all major areas, from clinical to commercial. Planned for the first release in December 2025, Veeva AI will enable life sciences companies to automate processes and improve employee productivity through application-specific AI Agents and user-defined AI Shortcuts that work deeply with Veeva’s core applications. Veeva AI is part of Veeva’s overall AI strategy which also includes the Veeva Direct Data API and the Veeva AI Partner Program.
•Showcasing Commercial Innovation and Customer Success at Veeva Summit – The industry came together at Commercial Summit in May where Veeva shared new innovations and what’s ahead for commercial including AI Agents coming in December – CRM Bot, Voice Control, Compliant Free Text, and MLR Bot – the fastest path to highly productive AI for the industry. With more than 80 Vault CRM customers live, many showcased their success and learnings at the event as the company and the industry look ahead to 200 Vault CRM customers live next year, including three top 20 biopharmas.
•Commercial Innovation with Connected Software and Connected Data – The company expanded its commercial data offerings with the availability of Veeva CRM Pulse in March, a powerful offering for segmentation and targeting only Veeva can provide. With this addition, Veeva Data Cloud’s complete suite of connected data products now includes, reference data, deep data, performance data, and pulse data on a common data architecture. This foundation is part of Veeva’s commercial vision to deliver great data and great software that is modular and connected – so it is even better when used together to remove functional and operational silos for greater efficiency and customer centricity.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Financial Outlook:
Veeva is providing guidance for its fiscal second quarter ending July 31, 2025 as follows:
•Total revenues between $766 and $769 million.
•Non-GAAP operating income between $335 and $337 million.(2)
•Non-GAAP fully diluted net income per share between $1.89 and $1.90.(2)
Veeva is providing updated guidance for its fiscal year ending January 31, 2026 as follows:
•Total revenues between $3,090 and $3,100 million.
•Non-GAAP operating income of about $1,360 million.(2)
•Non-GAAP fully diluted net income per share of approximately $7.63.(2)
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, May 28, 2025, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2026 First Quarter Results Conference Call
When:	Wednesday, May 28, 2025
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://registrations.events/direct/Q4I261717
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2025 or the fiscal year ending January 31, 2026 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of May 28, 2025, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, developments that impact the life sciences industry (including regulatory, funding, or policy changes), general macroeconomic and geopolitical events (including changes in trade policy or practices, inflationary pressures, currency exchange fluctuations, changes in interest rates, and geopolitical conflicts), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 9 and 10 in our filing on Form 10-K for the period ended January 31, 2025 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-K and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,964,982	$1,118,785
Short-term investments	4,103,435	4,031,442
Accounts receivable, net	492,845	1,016,356
Unbilled accounts receivable	48,433	40,761
Prepaid expenses and other current assets	97,839	101,458
Total current assets	6,707,534	6,308,802
Property and equipment, net	58,509	55,912
Deferred costs, net	26,395	26,383
Lease right-of-use assets	63,716	63,863
Goodwill	439,877	439,877
Intangible assets, net	40,519	44,460
Deferred income taxes	366,241	343,919
Other long-term assets	62,286	56,540
Total assets	$7,765,077	$7,339,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$37,416	$30,447
Accrued compensation and benefits	39,077	39,429
Accrued expenses and other current liabilities	31,850	35,557
Income tax payable	91,369	9,024
Deferred revenue	1,246,235	1,273,978
Lease liabilities	10,666	9,969
Total current liabilities	1,456,613	1,398,404
Deferred income taxes	526	587
Long-term lease liabilities	66,565	65,806
Other long-term liabilities	30,275	42,586
Total liabilities	1,553,979	1,507,383
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,519,398	2,386,192
Accumulated other comprehensive income (loss)	8,913	(8,416)
Retained earnings	3,682,785	3,454,595
Total stockholders’ equity	6,211,098	5,832,373
Total liabilities and stockholders’ equity	$7,765,077	$7,339,756

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2025	2024
Revenues:
Subscription services(3)	$634,768	$533,955
Professional services and other(4)	124,275	116,390
Total revenues	759,043	650,345
Cost of revenues(5):
Cost of subscription services	78,346	78,148
Cost of professional services and other	95,478	95,736
Total cost of revenues	173,824	173,884
Gross profit	585,219	476,461
Operating expenses(5):
Research and development	184,033	162,711
Sales and marketing	98,628	97,301
General and administrative	68,826	61,277
Total operating expenses	351,487	321,289
Operating income	233,732	155,172
Other income, net	65,089	51,729
Income before income taxes	298,821	206,901
Income tax provision	70,631	45,237
Net income	$228,190	$161,664
Net income per share:
Basic	$1.40	$1.00
Diluted	$1.37	$0.98
Weighted-average shares used to compute net income per share:
Basic	162,749	161,421
Diluted	166,229	164,394
Other comprehensive income:
Net change in unrealized gain (loss) on available-for-sale investments	$17,367	$(18,861)
Net change in cumulative foreign currency translation loss	(38)	(1,148)
Comprehensive income	$245,519	$141,655

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$305,411	$261,316
Veeva R&D Solutions	329,357	272,639
Total subscription services	$634,768	$533,955

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$46,567	$48,772
Veeva R&D Solutions	77,708	67,618
Total professional services and other	$124,275	$116,390

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,715	$1,554
Cost of professional services and other	12,769	12,535
Research and development	47,949	41,743
Sales and marketing	22,321	23,043
General and administrative	27,456	17,036
Total stock-based compensation	$112,210	$95,911

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2025	2024
Cash flows from operating activities
Net income	$228,190	$161,664
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,822	8,499
Reduction of lease right-of-use assets	3,265	2,783
Accretion of discount on short-term investments	(2,509)	(6,187)
Stock-based compensation	112,210	95,911
Amortization of deferred costs	4,043	3,803
Deferred income taxes	(27,418)	(26,539)
Other, net	4,327	930
Changes in operating assets and liabilities:
Accounts receivable	522,686	490,004
Unbilled accounts receivable	(7,672)	(2,406)
Deferred costs	(4,055)	(3,854)
Prepaid expenses and other current and long-term assets	(4,501)	8,160
Accounts payable	7,743	280
Accrued expenses and other current liabilities	(8,720)	2,597
Income tax payable	82,345	59,705
Deferred revenue	(41,361)	(31,292)
Lease liabilities	(2,543)	(1,643)
Other long-term liabilities	1,306	1,101
Net cash provided by operating activities	877,158	763,516
Cash flows from investing activities
Purchases of short-term investments	(667,100)	(777,831)
Maturities and sales of short-term investments	620,903	513,929
Long-term assets	(5,910)	(8,476)
Net cash used in investing activities	(52,107)	(272,378)
Cash flows from financing activities
Proceeds from exercise of common stock options	40,605	28,434
Taxes paid related to net share settlement of equity awards	(20,225)	(24,606)
Net cash provided by financing activities	20,380	3,828
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	766	(1,257)
Net change in cash, cash equivalents, and restricted cash	846,197	493,709
Cash, cash equivalents, and restricted cash at beginning of period	1,120,963	706,670
Cash, cash equivalents, and restricted cash at end of period	$1,967,160	$1,200,379

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$2,579	$3,121

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement. We exclude costs related to the settlement of certain litigation matters because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2025	2024
Net cash provided by operating activities on a GAAP basis	$877,158	$763,516
Excess tax benefits from employee stock plans	(2,579)	(3,121)
Net cash provided by operating activities on a non-GAAP basis	$874,579	$760,395
Net cash used in investing activities on a GAAP basis	$(52,107)	$(272,378)
Net cash provided by (used in) financing activities on a GAAP basis	$20,380	$3,828

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2025	2024
Cost of subscription services revenues on a GAAP basis	$78,346	$78,148
Stock-based compensation expense	(1,715)	(1,554)
Amortization of purchased intangibles	(1,012)	(1,099)
Cost of subscription services revenues on a non-GAAP basis	$75,619	$75,495

Gross margin on subscription services revenues on a GAAP basis	87.7%	85.4%
Stock-based compensation expense	0.3	0.3
Amortization of purchased intangibles	0.1	0.2
Gross margin on subscription services revenues on a non-GAAP basis	88.1%	85.9%

Cost of professional services and other revenues on a GAAP basis	$95,478	$95,736
Stock-based compensation expense	(12,769)	(12,535)
Amortization of purchased intangibles	(134)	(134)
Cost of professional services and other revenues on a non-GAAP basis	$82,575	$83,067

Gross margin on professional services and other revenues on a GAAP basis	23.2%	17.7%
Stock-based compensation expense	10.3	10.8
Amortization of purchased intangibles	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	33.6%	28.6%

Gross profit on a GAAP basis	$585,219	$476,461
Stock-based compensation expense	14,484	14,089
Amortization of purchased intangibles	1,146	1,233
Gross profit on a non-GAAP basis	$600,849	$491,783

Gross margin on total revenues on a GAAP basis	77.1%	73.3%
Stock-based compensation expense	1.9	2.2
Amortization of purchased intangibles	0.2	0.1
Gross margin on total revenues on a non-GAAP basis	79.2%	75.6%

Research and development expense on a GAAP basis	$184,033	$162,711
Stock-based compensation expense	(47,949)	(41,743)
Amortization of purchased intangibles	—	(28)
Research and development expense on a non-GAAP basis	$136,084	$120,940

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2025	2024

Sales and marketing expense on a GAAP basis	$98,628	$97,301
Stock-based compensation expense	(22,321)	(23,043)
Amortization of purchased intangibles	(2,795)	(3,469)
Sales and marketing expense on a non-GAAP basis	$73,512	$70,789

General and administrative expense on a GAAP basis	$68,826	$61,277
Stock-based compensation expense	(27,456)	(17,036)
Amortization of purchased intangibles	—	(55)
Litigation settlement	—	(5,000)
General and administrative expense on a non-GAAP basis	$41,370	$39,186

Operating expense on a GAAP basis	$351,487	$321,289
Stock-based compensation expense	(97,726)	(81,822)
Amortization of purchased intangibles	(2,795)	(3,552)
Litigation settlement	—	(5,000)
Operating expense on a non-GAAP basis	$250,966	$230,915

Operating income on a GAAP basis	$233,732	$155,172
Stock-based compensation expense	112,210	95,911
Amortization of purchased intangibles	3,941	4,785
Litigation settlement	—	5,000
Operating income on a non-GAAP basis	$349,883	$260,868

Operating margin on a GAAP basis	30.8%	23.9%
Stock-based compensation expense	14.8	14.7
Amortization of purchased intangibles	0.5	0.7
Litigation settlement	—	0.8
Operating margin on a non-GAAP basis	46.1%	40.1%

Net income on a GAAP basis	$228,190	$161,664
Stock-based compensation expense	112,210	95,911
Amortization of purchased intangibles	3,941	4,785
Litigation settlement	—	5,000
Income tax effect on non-GAAP adjustments(6)	(16,513)	(20,408)
Net income on a non-GAAP basis	$327,828	$246,952

Diluted net income per share on a GAAP basis	$1.37	$0.98
Stock-based compensation expense	0.68	0.58
Amortization of purchased intangibles	0.02	0.03
Litigation settlement	—	0.03
Income tax effect on non-GAAP adjustments(6)	(0.10)	(0.12)
Diluted net income per share on a non-GAAP basis	$1.97	$1.50
________________________
(6) For the three months ended April 30, 2025 and 2024, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10